LEASE AGREEMENT


                  THIS LEASE AGREEMENT is entered as of the date set forth on the signature page hereof between the PORT OF HOUSTON AUTHORITY OF HARRIS COUNTY, TEXAS, a body politic and a governmental subdivision of the State of Texas (the "Landlord"), and HARVEST STATES COOPERATIVES (the "Tenant").

                                    Recitals

                  By Minute 11 of its meeting of September 27, 1995, the Port Commission of the Port of Houston Authority, Landlord authorized the execution of this Lease with Tenant for the leasing of approximately 2.8 acres, in Harris County, Texas, more specifically described in Exhibit "A," which Exhibit is incorporated herein and made a part hereof for all purposes. In this regard, Landlord and Tenant are desirous of entering into this Lease to set forth the terms and conditions of the leasing of the Leased Premises by Landlord to Tenant.

                                   Agreements

                  NOW, THEREFORE, in consideration of the mutual agreements herein set forth, Landlord and Tenant agree as follows:

Article 1. Definitions. As used in this Lease, the following terms (in addition to the terms defined elsewhere herein), and whether singular or plural thereof, shall have the following meanings when used herein with initial capital letters:

         "Award" shall mean any payment or other compensation received or receivable from or on behalf of any governmental authority or any person or entity vested with the power of eminent domain for or as a consequence of any Taking.

         "Additional Rent" shall have the meaning ascribed to it in Section
         5.02.

         "Base Rent" shall have the meaning ascribed to it in Section 5.01.

         "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday recognized in Landlord's Tariffs.

         "Commencement Date" shall mean October 1, 1995.

         "Completion Date" shall mean the date that the Project is complete, commissioned and ready for operation in accordance with its specifications or August 31, 1996, which ever date is earlier.

         "Elevator" shall mean the Houston Public Grain Elevator No. 2 Facility owned by Landlord and located adjacent to the Project.

         "Excluded Property" shall mean the machinery and equipment described on Exhibit "B-1", including all replacements, enhancements, accessions or substitutives thereof or thereto and all other personal property, office supplies, moveable office furniture and other property constituting trade fixtures not attached to or constituting a part of the Leased Premises.

         "Force Majeure" shall mean:

                           (a) acts of God, landslides, lightning, earthquakes,
                  hurricanes, tornadoes, blizzards , fires, explosions, floods, acts of a public enemy, wars, blockades, insurrections, riots or civil disturbances;

                           (b) labor disputes, strikes, work slowdowns, or work
                  stoppages (excluding, however, those of Tenant's or Landlord's employees); and

                           (c) any other similar cause or event, provided that
                  the foregoing is beyond the reasonable control of the party claiming Force Majeure.

         "Grain" shall mean wheat.

         "Hazardous Materials" shall have the meaning ascribed to it in Section
         4.03 hereof. "Impositions" shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies which are imposed upon or with respect to (i) the Leased Premises or any portion thereof, or the sidewalks, streets or alley ways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof or (ii) this Lease and the Rent payable hereunder; and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Leased Premises.

         "Landlord" shall mean the Port of Houston Authority of Harris County, Texas, the body politic and governmental subdivision identified in the opening recital of this Lease, and its successors and assigns and subsequent owners of the Leased Premises. "Landlord's Tariffs" shall mean the rates, rules, regulations, policies and tariffs issued, by Landlord and in effect as of the effective date of this Lease and any amendments, modifications or changes thereto. In the event the Landlord issues new tariff provisions on flour milling, flour milling's related processed products, or the conveyance of such products, other than the conveyance across Landlord's wharves, then the Tenant and the Project shall be exempt from such new tariff provisions during the term of this Lease unless otherwise agreed to in writing by Tenant.

         "Lease" shall mean this Lease as amended in accordance with Section
         22.08. "Leased Premises" shall mean (a) the property leased by Tenant described in Exhibit "A" hereto.

         "Legal Requirements" shall mean any and all (a) judicial decisions, orders, injunctions, writs, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Leased Premises, including zoning, environmental and utility conservation matters, (b) Landlord's Tariffs, (c) insurance requirements and (d) other documents, instruments or agreements (written or oral) relating to the Leased Premises or to which the Leased Premises may be bound or encumbered.

         "Permitted Use" shall mean Grain milling and the products and the byproducts thereof, and the manufacture of any products using milled products, byproducts and additives, together with all other related business uses.

         "Project" shall mean the mill, warehouse and other improvements to be constructed by Tenant as further described in Exhibit "B" hereto together with all alterations, improvements and additions to and replacements of such improvements, and shall include the Excluded Property.

         "Rent" shall mean Base Rent, Additional Rent and all other amounts provided for under this Lease to be paid by Tenant, whether as additional rent or otherwise.

         "Taking" shall mean the taking, damaging or destroying of all or any portion of the Leased Premises or the Elevator by or on behalf of any governmental authority or any other person or entity pursuant to its power of eminent domain. "Total Taking" shall mean any Taking of all or substantially all of the Leased Premises or the Elevator, or of so much of the Leased Premises or the Elevator that the portion remaining cannot, in Tenant's or Landlord's good faith judgment reasonably exercised, be economically restored. "Partial Taking" shall mean any Taking of less than all of the Leased Premises or the Elevator such that the portion remaining can, in Tenant's or Landlord's good faith judgment reasonably exercised, be economically restored.

         "Tenant" shall mean the tenant identified in the opening recital of this Lease and its permitted Transferees which succeed to the leasehold estate created hereby.

         "Tenant Grain" shall mean wheat purchased or owned by or under the control of Tenant for use in the Project and put through the Elevator.

         "Term" shall mean the effective period of this Lease, as described in
         Article 3 hereof. "Transfer" shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Leased Premises or (c) the grant or conveyance by Tenant of any concession or license within the Leased Premises. If Tenant is a corporation then any transfer of this Lease by merger, consolidation or dissolution.

         "Transferee" shall mean the assignee, sublessee, pledgee, concessionee, licensee or other transferee of all or any portion of Tenant's interest in this Lease, the leasehold estate created hereby or the Leased Premises.

Article 2. Leased Premises. Subject to the provisions of this Lease, Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases from Landlord, the Leased Premises. Article 3. Term. The Term of this Lease shall commence on the Commencement Date and shall (subject to earlier termination as herein provided) continue for a period of thirty (30) years thereafter. Tenant may extend the term of this Lease for four (4) additional terms of five (5) years each (the "Renewal Terms"). Said extension shall be exercised by written notice by Tenant to Landlord no less than six (6) months prior to the end of the term then in effect.

Article 4.  Use.

         Section 4.01. Permitted Use: Continuous Operation. (a) Tenant will occupy and use the Leased Premises solely for the Permitted Use and in strict compliance with all Legal Requirements.

                  (b) Tenant shall not cease business operations at the Leased Premises for periods in excess of three (3) consecutive months during any twelve
(12) month period during the term of this Lease. The covenants of this Section 4.01(b) are material to this Lease and should Tenant fail to satisfy such covenants, Landlord (as its sole remedy for such failure) shall have the right to terminate this Lease by giving Tenant at least sixty (60) days prior written notice of such termination, in which event Tenant shall pay to Landlord all Rent and other amounts accrued hereunder to the effective date of termination.

         Section 4.02. Specifically Prohibited Use. Tenant will not (a) use, occupy or permit the use or occupancy of the Leased Premises for any purpose or in any manner which is or may be, directly or indirectly, (i) inconsistent with the requirements of Section 4.01 hereof, (ii) violative of any of the Legal Requirements, (iii) dangerous to life, health, the environment or property, or a public or private nuisance or (iv) disruptive to the activities any other tenant or occupant of property adjacent to the Leased Premises, (b) commit or permit to remain any waste to the Leased Premises or (c) commit, or permit to be committed, any action or circumstance in or about the Leased Premises which, directly or indirectly, would or might justify any insurance carrier in cancelling the insurance policies maintained by Tenant or Landlord on the Leased Premises or the Elevator and improvements thereon.


         Section 4.03. Environmental Restrictions. Tenant shall not cause or permit any Hazardous Materials to be generated, treated, stored on or about the Leased Premises or transferred to the Leased Premises in contravention of Landlord's Tariffs or any other Legal Requirement. Any use of Hazardous Materials by any person on the Leased Premises shall be in strict conformance with all Legal Requirements and shall not cause the Leased Premises to be subject to remedial obligations to protect health or the environment. The term "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous waste, toxic substances or related materials, including substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.; the Resources Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. Sec. 2601 et seq.; Landlord's Tariffs; the Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. Art. 4477-7; or any other Legal Requirement.

Article 5.  Rent.

         Section 5.01. Base Rent. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall pay to Landlord, commencing as of the Commencement Date, Base Rent of NINETY DOLLARS ($90.00) per acre per month up to the Completion Date. Commencing as of the Completion Date, Tenant shall pay to the Landlord Base Rent of NINE HUNDRED AND NO/100 DOLLARS ($900.00) per acre of Lease Premises for each calendar month during the Term (the "Base Rent"). Landlord and Tenant agree that the Leased Premises consists of approximately plus/minus (3) three acres. The Base Rent shall be adjusted every five (5) years during the Term of this Lease (including Renewal Terms) to equal the usual and ordinary rent per acre per month charged by the Landlord on similar property at the time of such adjustment. The value and the use of the Project and the Excluded Property shall be excluded in determining the Base Rent and the Base Rent shall be based upon the rent charged by Landlord for bare land.

         Section 5.02. Additional Rent. Tenant shall pay Landlord, as Additional Rent hereunder, any and all rates, charges and amounts called for and provided to be paid to Landlord under Landlord's Tariffs.

         Section 5.03. Payment of Rent. Except as otherwise expressly provided in this Lease, all Base Rent shall be due and payable in advance monthly installments on the first day of each calendar month during the Term. The Additional Rent shall be due and payable in accordance with Landlord's Tariffs, and all other Rent shall be due and payable ten (10) days after Landlord provides Tenant with a written invoice therefor. Rent shall be paid to Landlord at its address for notice hereunder or to such other person or at such other address in Harris County, Texas, as Landlord may from time to time designate in writing. Rent shall be paid in legal tender of the United States of America (or in legal tender of any other nationality acceptable to Landlord) without notice, demand, abatement, deduction or offset.

         Section 5.04. Delinquent Payments and Handling Charge. All Rent and other payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 22.13. In no event, however, shall the charges permitted under Section 5.03, Section 22.13 hereof, or elsewhere in this Lease, to the extent any or all of the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

         Section 5.05. Prepaid Rent. Tenant shall provide to Landlord contemporaneously with the execution of this Lease, the sum of NINETY AND NO/100 DOLLARS ($90.00) per acre repre senting (a) the first monthly installment of Base Rent paid in advance, to be applied to the Base Rent for the first month of the Term when due. Landlord may apply any or all of any installment of Rent hereunder towards the payment of any sum or the performance of any obligation which Tenant was obligated, but failed, to pay or perform hereunder.

Article 6.  Construction, Ownership and Operation of the Project .

         Section 6.01. The Project . Subject to delays caused by Force Majeure (as specified in Section 22.18 hereof), Tenant shall complete, at its sole cost and expense, the Project . Tenant shall construct the Project in a good and workmanlike manner and in accordance with plans and speci fications approved in writing in advance by Landlord and in compliance with any applicable building code and all applicable Legal Requirements. Tenant shall test all fill used in construction of Project for the presence of Hazardous Materials. Tenant shall not use fill that contains Hazardous Materials.
Tenant shall provide a copy of all test results to Landlord.

         Section 6.02 Alterations and Improvements.

                  (a) Tenant shall have the right to make alterations, additions, or improvements to the Leased Premises or the Project, including constructing or improving buildings. Such alterations, additions and improvements shall be done at Tenant's cost and expense and in a good and workmanlike manner. Plans for such alterations, additions and improvements shall be submitted to and approved by Landlord, which approval shall not be unreasonably withheld. Landlord acknowledges and agrees that, subject to a mutual agreement being reached between Landlord and Tenant, Tenant may use the warehouse facilities owned by Landlord adjacent to the Leased Premises. Tenant would intend to construct a conveyor system or pneumatic piping from the Project to such warehouse for transportation of finished product. Landlord agrees to cooperate with Tenant in the location and construction of such system, subject to reaching a mutually satisfactory agreement as set out above. Tenant acknowledges that the warehouse is and will remain a transit shed for water-bourne cargo. Tenant further acknowledges that this Section 6.02 is not to be construed as limiting Landlord's ability to enter into leases or freight handling assignments with third parties with respect to the warehouse or other portion of Landlord's property at the Woodhouse Terminal.

                  (b) Tenant agrees to pay for in advance or to build or otherwise provide, at Tenant's election, any government-required improvements to the Elevator needed to support the Project.

         Section 6.03. Permits. Tenant shall obtain and maintain in effect at all times during the Term all permits, licenses and consents required or necessary for the construction, installation, maintenance, use and operation of the Project and Tenant's use and occupancy of and operations at the Leased Premises.

         Section 6.04. Ownership and Removal of the Excluded Property . The Project (excluding the Excluded Property) shall constitute Tenant improvements and shall be the property of Tenant, and provided that the Project (excluding the Excluded Property) shall be surrendered with the Leased Premises as part thereof at the expiration or earlier termination of the Term without any payment, reimbursement or compensation therefor or at Landlord's sole option, be removed from the Leased Premises within 240 days after the expiration or earlier termination of the Term and Tenant shall repair any damages caused by such removal. Tenant shall remove the Excluded Property upon the expiration or earlier termination of the Term and Tenant shall repair all damage to the Leased Premises caused by such removal. If Tenant fails to remove the Excluded Property within 240 days following the expiration or earlier termination of the Term, then, at Landlord's election, (x) Tenant's rights, title and interest in and to such Excluded Property shall be vested in Landlord (without the necessity of executing any conveyance instruments) or (y) Landlord shall be entitled to remove and store such Excluded Property as specified in Article 17 hereof.

         Section 6.05. Condition of Leased Premises. Tenant acknowledges that Tenant has independently and personally inspected the Leased Premises and that Tenant has entered into this Lease based upon such examination and inspection. Tenant acknowledges that Landlord has provided to it the environmental site assessment referred to in Article 16. Tenant accepts the Leased Premises in its present condition, "AS IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED," specifically (without limiting the generality of the foregoing) without any warranty of (a) the nature or quality of any construction, structural design or engineering of any improvements currently located at or constituting a portion of the Leased Premises, (b) the quality of the labor and materials included in any such improvements, or (c) soil and environmental conditions existing at the Leased Premises and the suitability of the Leased Premises for any particular purpose or developmental potential. Landlord shall not be required to make any improvements to the Leased Premises or to repair any damages to the Leased Premises.

         Section 6.06.  Repair and Maintenance.

                  (a) Tenant shall maintain the Leased Premises at all times during the Term in a good, clean, and operable condition to the standards prevailing for comparable flour mills in the United States, and will not commit or allow to remain any waste or damage to any portion of the Leased Premises.

                  (b) Landlord shall maintain and keep the Elevator and Landlord's roads leading up to the Project in good, clean, and operable condition to the standards prevailing for export grain elevators in the United States.

         Section 6.07. Laborers and Mechanics. Tenant shall pay for all labor and services performed for, materials used by or furnished to Tenant, or used by or furnished to any contractor employed by Tenant with respect to the Leased Premises and hold Landlord and the Leased Premises harmless and free from any liens, claims, encumbrances or judgments created or suffered by Tenant. If Tenant elects to post a payment or performance bond or is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee thereunder.

Article 7. Landlord's Contribution to Project. Landlord agrees to reimburse Tenant in the manner set out below the costs incurred by Tenant for infrastructure improvements for the benefit of the Project, solely in the manner set out below, up to a maximum of Five Hundred Thousand Dollars ($500,000). Infrastructure improvements shall include the following: (i) road construction and improvement; (ii) construction of utilities to serve the Project (including, without limitation, electrical, sanitary sewer, storm sewer or drainage, water, natural gas) and the purchase of any equipment in connection therewith; (iii) rail or rail-related purchase and construction; and (iv) purchase and construction of a conveyor system between the Elevator and the Project. Landlord shall reimburse Tenant for such amount by crediting to Tenant all of the Base Rent or put-through fees due to Landlord under this Lease until such reimbursement has been paid in full. Landlord shall never be required to pay Tenant any money in fulfillment of its obligation under this section of the Lease, but only to provide credit from revenues due Landlord from Tenant under the Lease. Not withstanding the foregoing, Tenant shall pay all water, gas electricity, telephone, sewage treatment and drainage and any other utilities or similar service charges or fees used in or on the Leased Premises. Tenant shall pay the same promptly as such charges accrue, and agrees to protect, indemnify and hold Landlord harmless from and against any and all liability for any such costs or charges. To the extent Landlord provides any such services to the Leased Premises or pays the cost for any such services, Tenant shall pay to Landlord the cost of such services as Rent hereunder upon receiving an invoice therefor pursuant to Section 5.03 hereof.

Article 8. Impositions. During the Term, Tenant shall pay or cause to be paid as and when the same shall become due, all Impositions. Impositions that are payable by Tenant for the tax year in which Commencement Date occurs as well as during the year in which the Term ends shall be apportioned so that Tenant shall pay its proportionate share of the Impositions payable for such periods of time. Where any Imposition that Tenant is obligated to pay may be paid pursuant to law in installments, Tenant may pay such Imposition in installments as and when such installments become due. Tenant shall deliver to Landlord evidence of payment of all Impositions Tenant is obligated to pay hereunder, concurrently with the making of such payment. Tenant shall, within 60 days after payment of any Imposition, deliver to Landlord copies of the receipted bills or other evidence reasonably satisfactory to Landlord showing such payment.

Article 9. Transfer by Tenant.

         Section 9.01. General. Tenant shall not effect or suffer any Transfer without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted Transfer without such consent shall be void and of no effect. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee. Landlord shall have 45 days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to continue this Lease in full force and effect as to the entire Leased Premises or
(b) to permit Tenant to effect the proposed Transfer. If Landlord fails to notify Tenant of its election within said 45 day period, Landlord shall be deemed to have elected option (b). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided in this Section 9.01, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder. Notwithstanding the foregoing, Tenant may, without Landlord's consent, effect or suffer a Transfer to any person or entity in which Tenant maintains at least a 50% interest in the equity or voting rights thereof, provided that in case of such Transfer, Tenant shall not be relieved of its obligations under this Lease.

         Section 9.02. Conditions. The following conditions shall automatically apply to each Transfer, without the necessity of same being stated in or referred to in Landlord's written consent:

                  (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space transferred to it,
         (ii) the Transferee grants Landlord an express first and prior contract lien and security interest in its improvements located upon and property brought into the transferred premises to secure its obligations to Landlord hereunder, (iii) Tenant subordinates to Landlord's statutory lien, contract lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iv) Tenant agrees with Landlord that, if the rent or other consideration due by the Transferee exceeds the Rent for the transferred space, then Tenant shall pay Landlord as Rent hereunder all such excess rent and other consideration immediately upon Tenant's receipt thereof, (v) the Transferee agrees to use and occupy the transferred space solely for the purposes permitted under Article 4 and otherwise in strict accordance with this Lease and
         (vi) Tenant and acknowledges and agrees in writing that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or either of them, without prior demand upon or proceeding in any way against any other persons, and

                  (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

         Section 9.03. Liens. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against all or any part of the Leased Premises or Tenant's leasehold estate created hereby, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, contractual or otherwise) and if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant's expense, cause same to be released.


Article 10. Access by Landlord. In accordance with procedures agreed upon in writing between Tenant and Landlord, Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Leased Premises at all hours (a) to inspect the Leased Premises (b) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform same at Landlord's option and Tenant's expense, or (c) for emergency purposes, provided that Landlord shall not unreasonably or unduly interfere with Tenant's business operations.

Article 11.  Landlord's Services.

         Section 11.01. Handling of Tenant Grain. Landlord agrees to unload, store in the Elevator and assist Tenant to transfer to the Project Tenant Grain. Tenant shall be responsible for any overtime charges associated with such transfer. Landlord shall unload Tenant Grain inbound by truck and shall further unload Tenant Grain inbound by vessel if such service is or becomes available from Landlord at a handling fee mutually acceptable to Landlord and Tenant. Tenant agrees to give Landlord at least two (2) Business days advance notice of inbound rail shipments of Tenant Grain and at least ten (10) days advance notice of inbound vessel shipments of Tenant Grain. When inbound vessels of Tenant Grain are loaded for Tenant, Tenant shall thereupon promptly notify Landlord of the vessel's estimated time of arrival at the Elevator. Landlord shall unload Tenant Grain as expeditiously as possible.

         If as a result of Landlord's failure to unload Tenant Grain from any train in a timely manner (that is, unloading 52 cars per 24 hours after constructive placement of the cars, non-Business Days excluded, provided that Saturdays shall not be excluded if Saturdays are not demurrage free days for the railroad delivering the rails cars and provided further that Tenant shall be responsible for any overtime charges for unloading cars on a Saturday if Tenant has requested that Landlord unload cars on a Saturday), and only when Tenant's space allocation as set forth in Section 11.02(a) and (b) has not been exceeded, if as a result of Landlord's failure to unload cars in a timely manner, Tenant loses rebates or allowances negotiated by Tenant with the rail carrier, or if Tenant is charged any demurrage costs, expenses, or penalties as a result of Landlord's failure to unload a train in a timely manner, then Landlord shall reimburse Tenant as provided below for the amount of such rebates, allowances, demurrage costs, expenses or penalties lost or paid as a direct result of Landlord's failure to unload timely as provided above. Notwithstanding anything else to the contrary in this Section, Landlord's liability to Tenant for failure to unload a train in a timely manner shall not exceed $2,000 per calendar month and further provided that Landlord's liability to Tenant under this Section shall be reduced by any credits or reimbursements Tenant obtains from the rail carrier for that train. Losses and credits shall be documented in writing before the Landlord is liable to pay any money under this section. Landlord agrees that it will unload cars in accordance with its usual and customary practice and that it will not intentionally defer unloading Tenant's cars so as to avoid demurrage liability to a third party.

         Tenant shall take a sample of Grain from each car carrying inbound Tenant Grain and shall provide grades to the Landlord. Sampling shall be conducted by a third party firm or agency approved by Landlord.

         To the extent Landlord performs such services, Landlord shall take samples of Grain from each truck carrying inbound Tenant Grain and shall provide grades to Tenant. If Landlord ceases to provide such services, Tenant shall take samples from trucks and provide grades to Landlord.

         Landlord shall immediately notify Tenant if Landlord believes that Tenant Grain appears off-grade or abnormal in any other respect and immediately stop unloading such grain until Tenant advises otherwise.

         Section 11.02.  Storage; Transfer of Grain.

                  (a) All Tenant Grain stored at the Elevator by Landlord shall be stored on an identity-preserved basis. Landlord agrees to have available for Tenant at all times on an exclusive basis during the Term hereof sufficient space for storage of 550,000 bushels of Tenant Grain. Landlord shall provide a minimum of nine (9) separations. In the event the Tenant is not using space; Landlord may use the empty bins; provided that 550,000 bushels of storage shall be available when needed by Tenant for Tenant Grain.

                  (b) If Tenant requires additional storage space for Tenant Grain at any time during the Term hereof because of expansion of Tenant's milling capacity, Landlord agrees to provide 40,000 bushels of dedicated identity-preserved storage for each addition of 1,000 cwt. per 24 hours of expanded milling capacity, provided that the additional storage capacity shall not exceed 180,000 bushels. Landlord agrees to provide for Tenant Grain one (1) additional separation for each 60,000 bushels of expanded storage capacity dedicated to the Project.

                  (c) Landlord agrees to transfer Tenant Grain from storage to the Project at Tenant's request on Business Days during normal business hours. Tenant will notify Landlord at least 24 hours prior to each required transfer with the quantities and specific storage bins where those quantities are stored. Landlord will transfer Tenant Grain from storage to the Project from those bins specified by Tenant. During the transfer of Tenant Grain, Tenant will work with Landlord to avoid slowing, shutting down or otherwise, negatively affecting Landlord's export grain operations. The Project shall include an automated conveyor system to permit transfer of Tenant Grain from the Elevator to the Project by Tenant, which system is acceptable to Landlord and Tenant.

         Section 11.03 Overtime. If requested by Tenant, Landlord shall provide the services to Tenant specified in this Article 11 on a non-Business Day; provided that Tenant shall reimburse Landlord for the additional costs and expenses incurred by Landlord as a result thereof.

         Section 11.04. Outbound Shipments; Access for Truck and Rail Service. Tenant shall be solely responsible for shipment of outbound products, including designation of and contracting with carriers. To the extent within Landlord's control, Landlord shall provide continued uninterrupted access to the Project for truck and rail service for inbound wheat and outbound product necessary for the efficient operation of the Project.

         Section 11.05. Handling and Storage Restrictions.

                  (a) All shrink in excess of .25% shall be for the account of Landlord and Landlord shall reimburse Tenant for all losses resulting therefrom. Landlord agrees that it shall use the same standard of care when handling and storing Tenant Grain as it uses when Landlord handles other Grain in the Elevator, including, without limitation, periodically monitoring the temperature of and, at Tenant's request, the turning of any stored Tenant Grain at the charge provided in Landlord's Tariff No, 18.

                  (b) Landlord assumes no responsibility and shall have no liability to Tenant hereunder if Tenant Grain is received at the Elevator in condition or of a quality different from the condition or quality which Tenant expects or is entitled to receive. Landlord agrees to give access to Tenant and its agents for the purpose of making reasonable inspection of inbound Tenant Grain shipments.

                  (c) Landlord shall provide daily inventory bin reports based upon inbound Tenant Grain received and Tenant Grain provided to the Project for the previous day. Landlord agrees to give Tenant monthly inventory reports based upon soundings of the Tenant's bins. If Tenant objects to any inventory report made by Landlord and the parties cannot resolve the differences, then the disputed quantities of Tenant Grain shall be loaded out, weighed and replaced in storage. The scale weights thus taken shall be conclusive and the cost of the loading and weighing shall be borne equally by the parties hereto. Landlord shall provide Tenant with house unload and house transfer weights of all Tenant Grain handled by Landlord for Tenant. All transfers and unload weights will be received in writing within 24 hours. Each car and truck shall be weighed individually. At least once each year during the term of this Lease, Landlord shall conduct a weigh-up of all Tenant Grain owned by the Tenant and stored in the Elevator and shall provide Tenant with a report of the results of such weigh-ups.

                  (d) Tenant shall provide to Landlord the grade, quantity, quality, and car number at least two (2) working days prior to arrival of Tenant's Grain.

         Section 11.06. Through-Put Fee.

                  (a) Tenant shall pay Landlord a through-put fee (the "Fee") of three cents per bushel for each bushel of Tenant Grain transferred by Landlord from or through the Elevator to the Project, provided that the Fee shall not exceed the through-put fee (if lower) charged by Landlord for Grain of lesser or equal volumes and the Fee shall be reduced to such lesser fee during the time the lesser fee is in effect. In determining the volume of Grain put through the Elevator by the Tenant for the purpose of calculating a reduction in the Fee for Tenant Grain, all Grain put through the Elevator by Tenant (including all of its affiliates, parent and its parent's divisions or subsidiaries) shall be considered.

                  (b) The Fee in effect from time to time shall be increased or decreased every five (5) years during the Term of this Lease (including Renewal Terms) by the increase or decrease in the Consumer Price Index Urban - Houston, Texas, as calculated at the time of such increase or decrease, from the first day of the preceding five-year period until the last day of such period, provided however that the Fee should never be less than zero cents (0(cent)).

                  (c) The Fee shall be computed and invoiced by Landlord to Tenant in arrears. The Fee shall be paid by Tenant within thirty (30) days following receipt of the invoice.

         Section 11.07. Minimum Bushels. Tenant hereby guarantees Landlord that a minimum of 5,000,000 bushels of Tenant Grain will be through-put the Elevator for the Project annually; provided that such volume requirement shall be phased-in as follows:

                  (a) 70% of such requirement shall be met during the first fourteen (14) months commencing with the Completion Date.

                  (b) 100 % of such requirement shall be met every twelve (12) months thereafter.

                  (c) Tenant shall pay to Landlord the difference between the Fee actually paid during the time period specified in Section 11.07 (a) and (b) above and the Fee that would have been paid during that period had Tenant met its minimum tonnage commitments as set out in this section.

         Section 11.08. Independent Operations. It is understood and agreed by the parties that Tenant is acting entirely as an independent contractor and not in any respect as an agent, employee, representative, partner or co-venturer with Landlord. As such, Tenant shall, without interference by or on behalf of Landlord, have full authority over the operation of its business on the Leased Premises, including without limitation the authority to establish prices for its goods and services.

         Article 12. Insurance. Tenant shall obtain and maintain throughout the Term the following policies of insurance:

                  (a) Insurance on the Project and improvements to or constituting a part of the Leased Premises (including boiler and machinery insurance, as applicable) sufficient to provide coverage for the full insurable value thereof; and the policy for such insurance shall have a replacement cost endorsement or similar provision. "Full insurable value" shall mean actual replacement value, and such full insurable value shall be confirmed from time to time (but not more frequently than the dates of renewals of such policy) at the request of Landlord by one of the insurers or (at the option of Landlord) by an insurance appraiser;

                  (b) Commercial general liability, covering claims for personal injury, death and property damage occurring in or about the Leased Premises; such insurance to afford protec tion to the limits of $1,000,000 combined single limit each occurrence for bodily injury and property damage, subject to a $2,000,000 general aggregate limit;

                  (c) Wharfingers' and Warehousemans' legal liability.

                  (d) Vehicle liability insurance, including coverage for all owned or leased vehicles, such insurance to afford protection to the limits of at least $500,000 combined single limit each accident for bodily injury and property damage;

                  (e) Umbrella liability insurance having limits of not less than $1,000,000 (over and above the limits of liability on the underlying policies specified in clauses (b) and (d) above) with respect to bodily injury or death to any number of persons in any one accident or occurrence;

                  (f) Workers' compensation insurance with limits required by the Workers' Compensation Laws of the State of Texas.

The minimum insurance protection amounts set forth in clauses (b), (d), and (e) above shall be increased from time to time upon request by Landlord to an amount which is reasonable at the time. Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of the insurance described in this Article 12, or such other proof of insurance as shall be deemed acceptable by the Authority and shall, at all times during the Term, deliver to Landlord upon request true and correct copies of said insurance policies. The policies of such insurance shall (w) (except for the workers' compensation insurance) name Landlord as an additional insured, (x) provide that it will not be can celled or reduced in coverage without 30 days' prior written notice to Landlord, (y) be primary coverage, so that any insurance coverage obtained by Landlord shall be in excess thereto and (z) permit deductible or self-insured retention limits up to a maximum of $500,000.00. Tenant shall deliver to Landlord certificates of renewal prior to the expiration date of each such policy and copies of new policies prior to terminating any such policies. All policies of insurance required to be obtained and maintained by Tenant shall be subject to the approval of Landlord as to terms, coverage, deductibles and issuer, which approval shall not be unreasonably withheld.

Article 13. Tenant Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, costs, expenses, actions, causes, liens, liabilities, damages, judgments and attorneys fees arising from or connected with property damage or personal injury or death caused directly or indirectly by Tenant's acts or omissions as lessee, occupant or operator of or at the Leased Premises.

Article 14.  Casualty Loss.

         Section 14.01.  Obligation to Restore.

                  (a) If all or any part of the improvements located on (or constituting a part of) the Leased Premises are destroyed or damaged by any casualty during the Term, Tenant shall promptly commence and thereafter prosecute diligently to completion the restoration of the same to the condition in which the destroyed or damaged portion existed prior to the casualty. Tenant will perform such restoration with at least as good workmanship and quality as the improvements being restored, and in compliance with the provisions of Article 6 hereof. Notwithstanding the foregoing provisions of this subparagraph (a) to the contrary, if all of such improvements are wholly destroyed by any casualty, or are so damaged or destroyed that, in Tenant's sole judgment it would be uneconomical to cause the same to be restored (and Tenant shall give written notice of such determination to Landlord within 90 Business Days after the date the casualty occurred), then Tenant shall not be obligated to restore such improvements and this Lease shall terminate as of the date of the casualty or its discovery.

                  (b) If all or any part of the Elevator serving the Project is damaged by any casualty during the Term, Landlord shall promptly commence and thereafter prosecute diligently to completion the restoration of the same to the condition in which the destroyed or damaged portion existed prior to the casualty. Notwithstanding the foregoing provisions of this subparagraph (b) to the contrary, if the Elevator is wholly destroyed by any casualty, or if it is so damaged or destroyed that in Landlord's sole judgment it would be uneconomical to cause the same to be restored (and Landlord shall give written notice of such determination to Tenant within 90 Business Days after the date the casualty occurred or is discovered), the Landlord shall not be obligated to restore the Elevator and this Lease shall terminate as of the date of the casualty or its discovery.

                  (c) If a casualty loss affecting the Leased Premises occurs, all insurance proceeds arising from policies maintained by Tenant for the damages arising from such casualty and which is attributed to the Project (including the Excluded Property) shall be distributed and paid directly to Tenant.

         Section 14.02. Notice of Damage. Tenant shall immediately notify Landlord of any destruction of or damage to the Leased Premises.

Article 15.  Condemnation.

         Section 15.01. Total Taking. If a Total Taking of the Leased Premises or Elevator occurs, then this Lease shall terminate as of the date the condemning authority takes lawful possession of the Leased Premises or Elevator and Tenant shall be entitled to receive and retain the Award for the Taking of the Project (including the Excluded Property) and Landlord shall be entitled to receive and retain the Award for the Taking of the balance of the Leased Premises and for the Elevator.

         Section 15.02. Partial Taking. If a Partial Taking of the Leased Premises or Elevator occurs and both Land and Tenant desire to continue the Lease, (a) this Lease shall continue in effect as to the portion of the Leased Premises or Elevator not Taken, and (b) Tenant shall promptly commence and thereafter prosecute diligently to completion the restoration of the remainder of the Project located in (or constituting a part of) the Leased Premises to an economically viable unit with at least as good workmanship and quality as existed prior to the Taking. In the event a Partial Taking occurs, either Landlord or Tenant may terminate this Lease by giving 90 Business Days written notice to the other. In the event of a Partial Taking of the Leased Premises, Tenant shall be entitled to receive and retain the Award for the portion of the Project Taken and the Landlord shall be entitled to receive and retain the Award for the balance of the Leased Premises Taken. In addition, upon a Partial Taking, the Base Rent payable during the remainder of the Term (after the condemning authority takes lawful possession of the portion Taken) shall be reduced proportionally giving due regard to the relative value of the portion of the Leased Premises (excluding the Project) Taken as compared to the remainder thereof.

         Section 15.03. Notice of Proposed Taking. Tenant and Landlord shall immediately notify the other of any Proposed Taking of any portion of the Leased Premises.

         Section 15.04. Tenant's Option Upon Casualty Loss or Total or Partial Taking. If a casualty loss to or a Total or Partial Taking of the Elevator occurs as described in Sections 14.01 (b), 15.01 or 15.02 and as a result thereof Landlord has determined in its sole judgment that it would be uneconomical to cause the Elevator to be restored, and has notified Tenant of its intention to terminate this Lease as provided in those sections, Tenant shall have the option, at Tenant's sole cost and expense, exercised by written notice to Landlord by Tenant within ninety (90) days after Landlord's written notice to Tenant that it will not restore the elevator and intends to terminate this Lease, to:

                  (a) Restore the Elevator to the extent necessary to continue to serve and operate the Project; or

                  (b) Construct new grain storage, rail unloading facilities and rail on the Project-restoration site shown on Exhibit "A" to this Lease to the extent necessary to continue to operate the Project.

                        If Tenant exercises its option pursuant to this Section
15.04 then:

                  (y) Landlord shall have been deemed to have elected to close the Elevator and the provisions, terms and conditions of Section 22.21 shall apply, including without limitation the terms of Section 22.21(c); and

                  (z) The improvements shall be constructed by Tenant in accordance with Section 6.02.

Article 16. Landlord's Representations and Warranties. Landlord has provided Tenant with Phase I, Phase II and Phase III Environmental Site assessments obtained by Landlord from HBJ and Associates. Tenant may perform its own environmental site assessments and install any monitoring wells needed. Should the results of Tenant's environmental site assessment show, in Tenant's sole judgement, that the Leased Premises are not suited for Tenant's purposes, Tenant shall have the right upon written notice to Landlord to cancel this Lease, provided, however, Tenant shall exercise its right to cancel this Lease pursuant to this section no later than February 1, 1996.

Article 17.00. Quiet Enjoyment. Tenant, on paying the Rent and all other sums called for herein and performing all of Tenant's other obligations contained herein, shall and may peaceably and quietly have, hold, occupy, use and enjoy the Leased Premises during the Term subject to the provisions of this Lease. Landlord agrees to warrant and forever defend Tenant's right to occupancy of the Leased Premises against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, by, through or under Landlord (but not otherwise), subject to the provisions of this Lease, all matters of record in the Official Public Records of Real Property of Harris County, Texas, and any unrecorded easements or licenses executed by Landlord to the extent the foregoing are validly existing and applicable to the Leased Premises.

Article 18.  Default by Tenant.

         Section 18.01. Events of Default. Each of the following occurrences shall constitute an "Event of Default" by Tenant under this Lease:

                  (a) The failure of Tenant to pay Rent as and when due hereunder and the continuance of such failure for a period of fifteen
         (15) days after written notice of default is sent by Landlord to Tenant;

                  (b) The failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision, in this Lease, and the continuance of such failure for a period of 45 days after written notice from Landlord to Tenant specifying the failure; provided, however that if a failure other than failure to pay Rent cannot reasonably be cured within the 45-day time period, Tenant shall not be in default if Tenant commences to cure within the 45-day period and thereafter pursues curing the failure diligently until completion.

                  (c) The filing of a petition by or against Tenant (the term "Tenant" meaning, for the purpose of this clause (c), shall include any Guarantor) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Code or any similar debtor relief law,
         (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease or (iv) to reorganize or modify Tenant's capital structure; and

                  (d) The admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

         Section 18.02. Remedies of Landlord. Upon any Event of Default, Landlord may, at Landlord's option and in addition to all other rights, remedies and recourse afforded Landlord hereunder or by law or equity, terminate this Lease by the giving of written notice of termination to Tenant, in which event Tenant shall pay to Landlord upon demand the sum of (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under
Section 18.03 and (iii) damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a discount rate reasonably designated by Landlord minus (B) the then present fair rental value of the Leased Premises for such period. If Tenant cures the Event or Events of Default within 20 days after receipt of the notice of termination, Landlord may rescind such notice by giving a written notice to Tenant.

         Section 18.03. Payment by Tenant. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obtaining possession of the Leased Premises, (b) removing and storing Tenant's or any other occupant's property, (c) repairing, restoring, altering, remodeling or otherwise putting the Leased Premises into its original condition,
(d) reletting all or any part of the Leased Premises, (e) paying or performing the underlying obligation which Tenant failed to pay or perform and (f) enforcing any of Landlord's rights, remedies or recourses arising as a consequence of the Event of Default.

         Section 18.04. Reletting. Upon termination of this Lease, Landlord may, but shall not be obligated to, attempt to relet the Leased Premises. If Landlord does elect to relet, Landlord may relet such portion of the Leased Premises, for such period, to such tenant, and for such use and purpose as Landlord, in the exercise of its sole discretion, may choose. Tenant shall not be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

         Section 18.05. Landlord's Right to Pay or Perform. If Tenant fails to perform or observe any of its covenants, agreements, or obligations hereunder for a period of 10 days after notice of such failure is given by Landlord, then in addition to all other rights of Landlord provided herein Landlord shall have the right, but not the obligation, at its sole election (but not as its exclusive remedy), to perform or observe the covenants, agreements, or obligations which are asserted to have not been performed or observed at the expense of Tenant and to recover all costs or expenses incurred in connection therewith as Rent hereunder by delivering an invoice therefor to Tenant pursuant to Section 5.03 hereof. Any performance or observance by Landlord pursuant to this Section 18.05 shall not constitute a waiver of Tenant's failure to perform or observe.

         Section 18.06. Injunctive Relief; Remedies Cumulative. Landlord may restrain or enjoin any Event of Default or threatened Event of Default by Tenant hereunder without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The rights, remedies and recourses of Landlord for an Event of Default shall be cumulative and no right, remedy or recourse of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

         Section 18.07. No Waiver; No Implied Surrender. Provisions of this Lease may not be waived orally or impliedly, but only by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Leased Premises, shall constitute an acceptance of a surrender of the Leased Premises.

Article 19. Defaults by Landlord. Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless and until Landlord fails to perform any of its obligations hereunder and said failure continues for a period of 90 days after Tenant gives Landlord written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure; provided, however, that if the failure cannot reasonably be cured within the 90 day time period, Landlord shall not be in default hereunder if Landlord commences to cure the failure within the 90 days and thereafter pursues the curing of same diligently to completion. If Landlord in curing its default hereunder is required to advertise for public bids for the work to complete such cure, then Landlord shall be deemed to have commenced such cure upon commencement of preparation of specifications to be used in advertising such public bids. If Landlord defaults under this Lease and, as a consequence of the default, Tenant recovers a money judgment against Landlord, the judgment, which must be final, shall be satisfied only out of, and Tenant hereby agrees to look solely to, any money due by Tenant to Landlord under this Lease and the interest of Landlord in the Leased Premises as the same may then be encumbered, and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Leased Premises. Tenant's remedies for a default by Landlord hereunder shall be limited to claims for damages, specific performance and injunctive relief; and in no event shall Tenant be entitled to rescind or terminate this lease or Tenant's obligations hereunder as a consequence of such default by Landlord. Landlord shall not be obligated to impose taxes or any special assessments to satisfy its obligations hereunder.

Article 20. Right of Reentry. Upon the expiration or termination of the Term, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Leased Premises in the condition and state of repair required under
Section 6.05 hereof and Tenant shall remove the Removable Property in accordance with Section 6.04 hereof. If Tenant fails to surrender possession as herein required, Landlord may initiate any and all legal action as Landlord may elect to dispossess Tenant and all of its Excluded Property, and all persons or firms claiming by, through or under Tenant and all of their Excluded Property, from the Leased Premises, and may remove from the Leased Premises and store (without any liability for loss, theft, damage or destruction thereto) any such Excluded Property at Tenant's cost and expense. For so long as Tenant remains in possession of the Leased Premises after such expiration, termination or exercise by Landlord of its re-entry right, Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Base Rent shall be twice the per day Base Rent in effect immediately prior to such expiration, termination or exercise by Landlord. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Leased Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Leased Premises to such condition. Article 21. Conditions Precedent to Tenant's Obligations. The obligations and liabilities of Tenant arising under this Lease are subject to and contingent upon the following:

         Section 21.01 Tax Abatement. Tenant shall have received the approval of all applicable governmental authorities to tax abatement status for the Project from property taxes levied by county and local taxing authorities, which abatement shall be upon terms and conditions reasonably acceptable to Tenant.

         Section 21.02. Rail Service Contracts. Tenant shall have obtained rail service contracts to service the Project upon terms and conditions reasonably acceptable to Tenant.

         Section 21.03. Permits and Approvals. Tenant shall have obtained all federal, state, county and local platting, subdivision, permits and other approvals required for the Project.

         Section 21.04. Construction Contracts. Tenant shall have executed construction, engineering and equipment supply contracts for construction and operation of the Project upon terms and conditions reasonably acceptable to Tenant.
         Section 21.05. Utility Service Contracts. Tenant shall have obtained power, water, sewer, natural gas and other service contracts required for operation of the Project upon terms and conditions reasonably acceptable to Tenant.

         Section 21.06. Environmental Audit; Engineering Tests. Tenant shall have obtained and completed an environmental review and environmental audit of the Leased Premises, along with any other engineering tests, including soil tests, necessary for construction of the Project, the results of which shall be reasonably satisfactory Tenant.

         The foregoing conditions shall be satisfied, or waived in writing by Tenant in its sole discretion, on or before February 1, 1996, or either party may, upon ten (10) days prior written notice to the other, elect to terminate this Lease. Upon such termination, neither party shall have any further rights or obligations to the other.

         If Landlord elects to terminate this Lease as provided in the preceding paragraph then, within such ten (10) day notice period, Tenant may waive in writing any conditions remaining unsatisfied, in which event this Lease shall remain in full force and effect.

Article 22.  Miscellaneous.

         Section 22.01. Time of Essence. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.

         Section 22.02. Applicable Law. This Lease shall, insofar as relevant, be governed by the Constitution and laws of the State of Texas, and including the Texas Tort Claims Act.

         Section 22.03. Estoppel Certificates. From time to time at the request of Landlord, Tenant will promptly and without compensation or consideration execute, have acknowledged and deliver a certificate stating (a) the rights (if any) of Tenant to extend the Term or to expand the Leased Premises, (b) the Rent (or any components of the Rent) currently payable hereunder, (c) whether this Lease has been amended in any respect and, if so, submitting copies of or otherwise identifying the amendments, (d) whether, within the knowledge of Tenant after due investigation, there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity and (e) such other information pertaining to this Lease as Landlord may reasonably request.

         Section 22.04. Signs. Tenant shall be permitted to install any signs, placards or other advertising or identifying marks upon the Leased Premises or upon the exterior of any improvements to or constituting a part of the Leased Premises provided that such signs have been approved in writing in advance by Landlord, which approval shall not be unreasonably withheld. Tenant agrees to remove promptly (at Tenant's sole cost and expense) upon the expiration or earlier termination of the Term any and all such signs, placards or other advertising or identifying marks.

         Section 22.05. Relation of the Parties. Nothing in this Lease shall be construed to make the parties partners or joint venturers or to render either party liable for any obligation of the other.

         Section 22.06. Public Disclosure. Landlord is a governmental authority subject to the requirements of the Texas Open Meetings Act and the Texas Open Records Act (Texas Government Code Chapters 551 and 552), and as such Landlord is required to disclose to the public (upon request) this Lease and certain other information and documents relating to the consummation of the transactions contemplated hereby. In this regard, Tenant agrees that the disclosure of this Lease or any other information or materials related to the consummation of the transactions contemplated hereby to the public by Landlord as required by the Texas Open Meetings Act, Texas Open Records Act, or any other Legal Requirement will not expose Landlord (or any party acting by, through or under Landlord) to any claim, liability or action by Tenant.

         Section 22.07. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section or delivered in person to the intended addressee, or sent by prepaid telegram, cable or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three business days after deposit; notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee. For the purposes of notice, the address of

         (a)      Landlord shall be:
                  Port of Houston Authority
                  111 East Loop North
                  Post Office Box 2562
                  Houston, Texas 77252-2562
                  Attention:  Executive Director

         and

         (b)      Tenant shall be:
                  Harvest States Cooperatives
                  1667 Snelling Avenue North
                  Post Office Box 64594
                  St. Paul, Minnesota  55164-0594
                  Attention:  Mr. Patrick Kluempke

Each party shall have the continuing right to change its address for notice hereunder by the giving of 15 days' prior written notice to the other party in accordance with this Section 22.07; provided, however, if Tenant vacates the location that constitutes its address for notice hereunder without changing its address for notice pursuant to this Paragraph 22.07, then Tenant's address for notice shall be deemed to be the Leased Premises.

         Section 22.08. Entire Agreement, Amendment and Binding Effect. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant, and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section 22.08 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.

         Section 22.09. Severability. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         Section 22.10. Construction. Unless the context of this Lease clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character; (b) the singular shall include the plural wherever and as often as may be appropriate; (c) the term "includes" or "including" shall mean "including without limitation"; (d) the word "or" has the inclusive meaning represented by the phrase "and/or"; and (e) the words "hereof" or "herein" refer to this entire Lease and not merely the Section or Article number in which such words appear. Article and Section headings in this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

         Section 22.11. Attorneys' Fees. If either party initiates any litigation against the other relating to this Lease, the party that prevails in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys' fees incurred in connection with such litigation.

         Section 22.12. Brokers. Tenant hereby warrants and represents unto Landlord that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this Lease, and agrees to defend, indemnify and hold Landlord harmless from and against any claim for brokerage commission, finder's fees or similar payment arising by virtue of authorization by, through or under Tenant in connection with this Lease.

         Section 22.13. Interest on Tenant's Obligations. Any amount due from either party to the other which is not paid when due shall bear interest at the maximum rate allowed by law (or, if there is no maximum rate, at twenty percent per annum) from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

         Section 22.14. Dollars. As used in this Lease, the symbol "$" shall mean United States dollars, the lawful currency of the United States.

         Section 22.15. Authority. The person executing this Lease on behalf of Tenant personally warrants and represents unto Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of, and authorized to do business in, Texas, (b) Tenant has full right and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on behalf of Tenant was authorized to do so and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant.

         Section 22.16. Recording. Landlord agrees that this Lease (including any Exhibit hereto) or any memorandum hereof may be recorded by Tenant.

         Section 22.17. Incorporation by Reference. Exhibits "A" and "B" and "B-1" hereto are incorporated herein for any and all purposes.

         Section 22.18. Force Majeure. Landlord and Tenant shall be entitled to rely upon Force Majeure as an excuse for timely performance hereunder only as expressly provided herein and shall not be entitled to rely upon Force Majeure as an excuse for timely performance unless the party seeking to rely on Force Majeure (a) uses its good faith efforts to overcome the effects of the event of Force Majeure, (b) gives written notice to the other party within 5 days after the occurrence of the event describing with reasonable particularity the nature thereof, (c) commences performance of its obligation hereunder immediately upon the cessation of the event and (d) gives written notice to the other party within 5 days after the cessation of the event advising the other party of the date upon which the event ceased to constitute an event of Force Majeure.

         Section 22.19. Interpretation. Both Landlord and Tenant and their respective legal counsel have reviewed and have participated in the preparation of this Lease. Accordingly, no presumption will apply in favor of either Landlord or Tenant in the interpretation of this Lease or in the resolution of the ambiguity of any provision hereof.

         Section 22.20. Assignment by Landlord. Landlord shall have the right to assign, in whole or in part, any or all of its rights, titles or interests in and to the Leased Premises or this Lease; provided that, as a condition of such assignment the Assignee shall agree in writing to become bound by the terms and conditions of this Lease. Further, any purchaser acquiring the Elevator shall agree in writing to be bound by the terms and conditions of this Lease as a condition to purchasing the Elevator from the Landlord.

         Section 22.21   Closure of the Elevator.

                  (a) Closure Period. Upon not less than six (6) months prior written notice to Tenant from Landlord, Landlord may close the Elevator (the period of time during which the elevator is thus closed is referred to herein as a "Closure Period"). The closure date specified in such notice shall be deemed to be the beginning of the relevant Closure Period. During such Closure Period, Landlord's obligations under this Lease for operation and maintenance of the Elevator shall be suspended including specifically those in Articles 6 and 11; Upon not less than thirty (30) calendar days' prior written notice to Tenant from Landlord, Landlord may resume operations at the Elevator and end any then-current Closure Period, provided that:

                  (i) Landlord's obligations pursuant to Article 11 and Section
6.06 (b) hereof shall resume as of the end of the Closure Period.

                  (ii) If the period of notice provided to Tenant by Landlord to end a Closure Period is less than six (6) months, then Landlord shall reimburse Tenant for any out-of-pocket expenses reasonably incurred by Tenant with regard to the winding up of Tenant's operations at the Elevator and transfer of the operations of the Elevator back to Landlord, including without limitation any liabilities pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq., provided Landlord's liability under this subsection shall never exceed $5,000.00.

                  (iii) Landlord purchases from Tenant all of the capital improvements made by Tenant to the Elevator or the Elevator site during the Closure Period which were reasonably necessary for continued operation of the Project at the net book value of such capital improvements on Tenant's books as of the end of the Closure Period, provided Landlord has prior approval over those capital improvements, which approval shall not be unreasonably withheld.

                  (b) Operation of Elevator During any Closure Period. During any Closure Period, Tenant shall have the right and option, at Tenant's cost and expense, to operate the Elevator for the benefit of the Project, including fulfilling Landlord's obligations for operation of the Elevator under this Lease, including specifically those in Articles 6 and 11. If Tenant operates the Elevator, Tenant shall use the Elevator only to maintain and operate the Project and shall indemnify and defend the Landlord from any loss, claim, damage or injury resulting from Tenant's use. Tenant shall continue to pay Rent during the Closure Period, except for through-put charges due to Landlord under this Lease.

                  (c) Landlord's Sale or Lease of the Elevator. Upon Landlord's sale or lease of the Elevator during the Closure Period, Landlord shall provide written notice ("Landlord's Notice") thereof to Tenant at least thirty (30) days prior to such sale or lease. The Closure Period shall be deemed to end upon such sale or lease of the Elevator by Landlord and all terms and conditions of this Lease shall be in full force and effect, binding upon the purchaser or lessee of the Elevator. If Landlord's Notice is less than six months prior to the effective date of the sale or lease of the Elevator, the terms of Section 22.21(a)
         (ii) shall apply.

         Section 22.22. Multiple Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.


         EXECUTED as of October 3, 1995.


ATTEST/SEAL:                                HARVEST STATES COOPERATIVES



Nanci L. Lilja                              By  /s/ Patrick Kluempke
-------------------------------                 -------------------------------
Assistant Secretary                         Name  Patrick Kluempke
                                                  -----------------------------
                                                  (Type or Print)
(Affix Corporate Seal Here)                 Title Senior Vice President
                                                  ----------------------------




                                            PORT OF HOUSTON AUTHORITY



                                            By /s/ H.T. Kornegay
                                               --------------------------------
                                               Executive Director






APPROVED AS TO FORM:                        APPROVED AS TO REAL ESTATE


/s/ Martha T. Williams                      /s/ Brenda McDonald
-------------------------------             -----------------------------------
Counsel                                     Manager